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                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER
SPECIFICATIONS                   [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                  [February 15, 2009]

MINIMUM LIFETIME INCOME AGE:     [59 1/2]

INITIAL TOTAL GUARANTEED
WITHDRAWAL AMOUNT:               [$100,000.00]

MAXIMUM BENEFIT AMOUNT:          [$10,000,000]

COMPOUNDING INCOME PERIOD        [Contract Anniversary following the Owner's (or
START DATE:                      oldest Joint Owner's or Annuitant's if Owner is
                                 a non-natural person) [63rd] birthday for Single Life Version, Contract Anniversary following the youngest covered person's [66th] birthday for the Joint Life Version]

COMPOUNDING INCOME PERIOD END    [[5th] Contract Anniversary following the
DATE:                            Effective Date or Compounding Income Period
                                 Start Date, if later]

COMPOUNDING INCOME PERCENTAGE:   [6%]

LIFETIME GWB WITHDRAWAL RATE:    [[5%] if first withdrawal is taken prior to the
                                 Owner's (or oldest Joint Owner's or Annuitant's if Owner is a non-natural person) attained age
                                 [76], and [6%] if 1st withdrawal is taken on or after the Owner's (or oldest Joint Owner's or Annuitant's if Owner is a non-natural person) attained age [76] for Single Life Version,
                                 [4.5%] if first withdrawal is taken prior to youngest covered person's attained age [63], and [5%] if 1st withdrawal is taken on or after the youngest covered person's attained age [63] for Joint Life Version]

AUTOMATIC STEP-UP DATE:          [Every Contract Anniversary following the
                                 Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:   [90]

LIFETIME GWB MAXIMUM FEE RATE:   [1.25% for Single Life Version, 1.50% for Joint
                                 Life Version]

LIFETIME GWB FEE RATE:           [0.65% for Single Life Version, 0.85% for Joint
                                 Life Version]

LIFETIME GWB CANCELLATION        [30 day period following the 5th,, 10th, and
WINDOW PERIODS:                  15th and later Anniversaries following the
                                 Effective Date]

GUARANTEED PRINCIPAL
ADJUSTMENT ELIGIBILITY DATE:     [15th Anniversary following the Effective Date]

ALLOCATION, TRANSFER AND
------------------------
REBALANCING LIMITS:
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   LIFETIME GWB SUBACCOUNTS:     [Metlife Defensive Strategy Portfolio, Metlife
                                 Moderate Strategy Portfolio, Metlife Balanced Strategy Portfolio, Metlife Growth Strategy Portfolio]

   PLATFORM 1 MINIMUM
   PERCENTAGE:                   [15%]

   PLATFORM 1 SUBACCOUNTS:       [Listing of Subaccounts and other accounts
                                 included by rider]

   PLATFORM 2 MAXIMUM
   PERCENTAGE:                   [85%]

   PLATFORM 2 SUBACCOUNTS:       [Listing of Subaccounts]

MLIU-ELGWB (4/08)

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   PLATFORM 3 MAXIMUM
   PERCENTAGE:                   [15%]

   PLATFORM 3 SUBACCOUNTS:       [Listing of Subaccounts]

   PLATFORM 4 MAXIMUM
   PERCENTAGE:                   [15%]

   PLATFORM 4 SUBACCOUNTS:       [Listing of Subaccounts]

For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, You may be required to take withdrawals to fulfill minimum distribution requirements. These required distributions may be larger than the ABP. After the first Contract Year, We will increase Your ABP to equal Your required minimum distribution amount for that year, if such amounts are greater than Your ABP. YOU MUST BE ENROLLED IN THE AUTOMATED REQUIRED MINIMUM DISTRIBUTION SERVICE AND THE FREQUENCY OF YOUR WITHDRAWALS MUST BE ANNUAL TO QUALIFY FOR THIS INCREASE IN THE ABP. Otherwise, this rider may have limited usefulness for these required distributions and may not be appropriate because Your ABP will not be increased to the required minimum distribution amount and the total payments that the Lifetime GWB Rider guarantees You or, if available, Your Beneficiary will receive from the Contract over time may be less than the initial TGWA and may reduce the lifetime income guaranteed under this rider. You should consider whether the benefit is appropriate for your circumstances. We encourage You to consult a tax advisor to discuss withdrawals related to this matter.

MLIU-ELGWB (4/08)